Exhibit 10.8

GMR Buyer Corp.

Restricted Stock Unit Award and Agreement

Under the Amended and Restated GMR Buyer Corp. 2015 Stock Incentive Plan

GMR Buyer Corp., a Delaware corporation (the “Company”), pursuant to the Amended and Restated GMR Buyer Corp. 2015 Stock Incentive Plan, as may be amended from time to time (the “Plan”), hereby grants to the Participant set forth below an award of Restricted Stock Units as set forth below, subject to the terms and conditions of this Restricted Stock Unit Award and Agreement (the “Restricted Stock Unit Agreement”), the Plan and the Management Stockholders’ Agreement dated as of April 28, 2015 among the Company and certain stockholders of the Company, including the Participant (the “Stockholders’ Agreement”). Capitalized terms not otherwise defined herein shall have the meaning set forth in the Plan or Stockholders’ Agreement, as applicable.

Participant:

Grant Date:

Vesting Commencement Date:

Total Number of Restricted Stock Units:

1.             Vesting.

(a)           Subject to (i) the Participant’s continued service with the Service Recipient and (ii) no Restricted Covenant Violation on each of the applicable vesting dates described below, Restricted Stock Units shall vest, and thereby become subject to settlement, as follows:

Anniversary of Vesting Commencement Date	Number of Restricted Stock Units Vesting
First
Second
Third

(b)           If a Change in Control occurs and the Participant continues to provide services to the Service Recipient until at least immediately prior to such Change in Control, all then-unvested Restricted Stock Units shall become vested, and thereby become subject to settlement, immediately prior to the effective time of such Change in Control.

(c)           In the event of the Participant’s Termination for any reason, the Restricted Stock Units shall, to the extent not then vested, be cancelled by the Company without consideration and any Restricted Stock Units, to the extent vested, shall remain subject to settlement on the terms and conditions contained herein; provided, if Participant’s employment is Terminated without Cause by the Service Recipient prior to the first anniversary of the Vesting Commencement Date, then the Restricted Stock Units scheduled to vest on the first anniversary of the Vesting Commencement Date shall automatically vest, and become subject to settlement, as of the date Participant’s employment is Terminated without Cause by the Service Recipient.

2.             Settlement; Tax Withholding.

(a)           Within thirty (30) days following any Restricted Stock Units vesting, the Restricted Stock Units that vested shall be settled. “Settled” or “settlement” means (i) the Company issuing to the Participant one (1) share of Common Stock in respect of each vested Restricted Stock Unit and making a cash payment to the Participant equal to the Fair Market Value of any fractional vested Restricted Stock Units, and (ii) with respect to the shares of Common Stock so issued, entering the Participant’s name as a stockholder of record on the books of the Company.

(b)           When the Restricted Stock Units are vested and/or settled the total Fair Market Value of the aggregate number of shares of Common Stock issued to Participant is treated as income subject to withholding by the Company for income and/or employment taxes. Unless the Participant elects otherwise as provided below, upon settlement, the Company shall withhold a number of shares of Common Stock otherwise issuable to Participant with a Fair Market Value (determined on the date the shares of Common Stock are issued) equal to the amount the Company is then required to withhold for taxes. If the Participant elects to pay withholding taxes directly, then the Participant shall remit to the Company an amount equal to the tax then due. Participant should consult Participant’s personal tax advisor for more information on the actual and potential tax consequences of this Restricted Stock Unit Agreement.

(c)           The Company shall not be required to record the ownership by Participant of shares of Common Stock issued upon settlement of vested Restricted Stock Units prior to the execution and delivery to the Company, to the extent not so previously executed and delivered, of the Stockholders’ Agreement.

3.             No Rights as Stockholder. The Participant shall have no rights as a stockholder with respect to any share of Common Stock issued in connection with the settlement of any Restricted Stock Units until the Participant shall have become the holder of record of such Common Stock, and no adjustment shall be made for dividends or distributions or other rights in respect of such share of Common Stock for which the record date is prior to the date upon which the Participant shall become the holder of record thereof.

4.             No Transfer. The Restricted Stock Units are not transferable by the Participant except to permitted transferees in accordance with the Plan and subject to the terms of the Stockholders’ Agreement. Except as otherwise provided herein, no assignment or transfer of the Restricted Stock Units, or of the rights represented thereby, whether voluntary or involuntary, by operation of law or otherwise, shall vest in the assignee or transferee any interest or right herein whatsoever, but immediately upon such assignment or transfer the Restricted Stock Units shall terminate and become of no further effect.

5.             Restrictive Covenants. The Participant acknowledges and agrees that as a condition of receipt of the grant of the Restrictive Stock Units and the ability to settle such Restricted Stock Units, the Company and the Participant have agreed to certain covenants regarding non-competition, non-solicitation, no-hire and confidentiality restrictions, which are set forth in Section 17 of the Stockholders’ Agreement, and which are hereby incorporated by reference. The Participant acknowledges that the Participant has read and understands such covenants, including, specifically, the scope and duration thereof. The Participant acknowledges and agrees that the terms of such restrictive covenants are in consideration for the Participant’s receipt of the grant of the Restricted Stock Units under this Restricted Stock Unit Agreement, the Participant’s right to benefits upon certain Terminations as provided herein and elsewhere, and the Participant’s access to Confidential Information (as defined in the Stockholders’ Agreement).

6.             No Right of Continued Employment or Service. This Restricted Stock Unit Agreement does not confer upon the Participant any right to be retained in the employ or service of any member of the Company Group.

7.             Notices. Every notice or other communication relating to this Restricted Stock Unit Agreement between the Company and the Participant shall be in writing, and shall be mailed to or delivered to the party for whom it is intended at such address as may from time to time be designated by it in a notice mailed or delivered to the other party as herein provided; provided, that unless and until some other address be so designated, all notices or communications by the Participant to the Company shall be mailed or delivered to the Company at its principal executive office, to the attention of the Company Secretary, and all notices or communications by the Company to the Participant may be given to the Participant personally or may be mailed to the Participant at the Participant’s last known address, as reflected in the Company’s records. Notwithstanding the above, all notices and communications between the Participant and any third-party plan administrator shall be mailed, delivered, transmitted or sent in accordance with the procedures established by such third-party plan administrator and communicated to the Participant from time to time.

8.             Binding Effect; Successors and Assigns; Participant. This Restricted Stock Unit Agreement shall be binding upon the heirs, executors, administrators and successors of the parties hereto. The Company may assign any of its rights under this Restricted Stock Unit Agreement. This Restricted Stock Unit Agreement shall be binding upon and inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer set forth herein, this Restricted Stock Unit Agreement will be binding upon Participant and Participant’s heirs, executors, administrators, legal representatives, successors and assigns. Whenever the word “Participant” is used in any provision of this Restricted Stock Unit Agreement under circumstances where the provision should logically be construed to apply to the executors, the administrators, or the person or persons to whom the Restricted Stock Units may be transferred by will or by the laws of descent and distribution, the word “Participant” shall be deemed to include such person or persons.

9.             Governing Law. This Restricted Stock Unit Agreement shall be construed and interpreted in accordance with the laws of the State of Delaware, without regard to the principles of conflicts of law thereof. Notwithstanding anything contained in this Restricted Stock Unit Agreement or the Plan to the contrary, if any suit or claim is instituted by the Participant or the Company relating to this Restricted Stock Unit Agreement or the Plan, the Participant hereby submits to the exclusive jurisdiction of and venue in the courts of Delaware.

10.           Restricted Stock Units Subject to Plan and Stockholders’ Agreement. The Restricted Stock Units, and the shares of Common Stock issued to the Participant upon settlement of the Restricted Stock Units, shall be subject to all of the terms and provisions of the Plan and the Stockholders’ Agreement and all such terms and provisions are hereby incorporated herein by reference and made a part hereof. In the event of any conflict between the terms and provisions of the Stockholders’ Agreement and this Restricted Stock Unit Agreement, the Stockholders’ Agreement shall govern and control. This Restricted Stock Unit Agreement also remains subject to the terms of the Plan, and, in the event of any conflict between the terms and provisions of the Plan and this Restricted Stock Unit Agreement, the Plan shall govern and control.

11.           Restricted Stock Units Subject to Compensation Recoupment Policy. This Restricted Stock Unit Agreement, Restricted Stock Units and shares of Common Stock issued to the Participant upon settlement of the Restricted Stock Units shall be subject to the Company’s (and its subsidiaries’) Compensation Recoupment Policy.

12.            Conformity to Section 409A. It is intended that the Restricted Stock Units either be exempt from or comply with Section 409A, and this Restricted Stock Unit Agreement shall be interpreted accordingly. Neither the Company nor any of the Company’s employees, directors or representatives shall have any liability to the Participant with respect to this Section.

13.            Entire Agreement; Amendment; Waiver. The Plan and the Stockholders’ Agreement are incorporated herein by reference, and together with this Restricted Stock Unit Agreement, constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and Participant with respect to the subject matter hereof. Except as otherwise set forth in Section 11(b) of the Plan, any waiver, alteration, amendment or modification of any of the terms of this Restricted Stock Unit Agreement shall be valid only if made in writing and signed by the parties hereto; provided, that any such waiver, alteration, amendment or modification is consented to on the Company’s behalf by the Committee. No waiver by either of the parties hereto of their rights hereunder shall be deemed to constitute a waiver with respect to any subsequent occurrences or transactions hereunder unless such waiver specifically states that it is to be construed as a continuing waiver.

THE UNDERSIGNED PARTICIPANT ACKNOWLEDGES RECEIPT OF THIS RESTRICTED STOCK UNIT AGREEMENT AND THE PLAN, AND, AS AN EXPRESS CONDITION TO THE GRANT OF RESTRICTED STOCK UNITS HEREUNDER, AGREES TO BE BOUND BY THE TERMS OF THIS RESTRICTED STOCK UNIT AGREEMENT AND THE PLAN.

GMR Buyer Corp.	Participant[1]

By:
Title:

1              To the extent that the Company has established, either itself or through a third-party plan administrator, the ability to accept this award electronically, such acceptance shall constitute the Participant’s signature hereof.

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